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                                                                 EXHIBIT 23.3(B)

                       CONSENT OF INDEPENDENT ACCOUNTANT

The Board of Directors
The J. Thayer Company

    We consent to the incorporation by reference in the Registration Statement on Form S-3 of the U.S. Office Products Company of our report dated February 23, 1996 with respect to the balance sheet of The J. Thayer Company as of December 31, 1995 and the related statements of operations and retained earnings, and cash flows for the year then ended, which report appears in the Form 8-K of U.S. Office Products Company dated March 7, 1996. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement

                                          /s/ KPMG Peat Marwick LLP

Portland, Oregon
August 13, 1996